UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):April 7, 2023

Zura Bio Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40598	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4225 Executive Square, Suite 600

La Jolla, CA 92037

(Address of principal executive offices, including zip code)

(858) 247-0520

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	ZURA	The Nasdaq Stock Market
Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	ZURAW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Chief Executive Officer Services Agreement

On April 7, 2023, Zura Bio Limited, a Cayman Islands exempted company (the “Company”), entered into a Service Agreement with its Chief Executive Officer, Dr. Someit Sidhu (the “Sidhu Agreement”), effective as of March 20, 2023. The terms of the Sidhu Agreement provide the following compensation and benefits while he is employed as Chief Executive Officer:

-	Annual salary equal to £425,000.
-	Eligibility to earn a discretionary bonus.
-	Participation in the Company’s benefit plans and reimbursement of Dr. Sidhu’s reasonable travel, hotel and entertainment expenses.

The Sidhu Agreement may be terminated by either party giving the other not less than three (3) months’ prior notice (subject to the Company’s right to buy out the three month notice period in its discretion by providing garden leave and its right to terminate this agreement immediately for cause (as defined under the Sidhu Agreement) without further payment of compensation except as required by law or for reimbursement of eligible incurred expenses.

If Dr. Sidhu’s employment is terminated by the Company without cause, Dr. Sidhu will be entitled to receive severance payments equal to six (6) months’ salary, subject to signing a release and complying with the obligations under his agreement. The Sidhu Agreement also contains certain customary obligations, including confidentiality and cooperation.

The foregoing description of the Sidhu Agreement is a summary only and is qualified in its entirety by the full text of the Sidhu Agreement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Interim Chief Financial Officer Services Agreement

On April 7, 2023, the Company entered into a Service Agreement with its interim Chief Financial Officer, Verender Badial (the “Badial Agreement”), effective as of March 20, 2023. The terms of the Badial Agreement are substantially the same as the Sidhu Agreement except that Mr. Badial’s salary is £336,000. It is anticipated that the Company will provide notice to terminate Mr. Badial’s employment without cause (as defined in the Badial Agreement) once the Company employs a successor Chief Financial Officer, at which point Mr. Badial would be entitled to severance payments equal to six (6) months’ salary, subject to signing a release and complying with the obligations under his agreement. The Badial Agreement also contains certain customary obligations, including confidentiality and cooperation.

The foregoing description of the Badial Agreement is a summary only and is qualified in its entirety by the full text of the Badial Agreement, a copy of which is attached hereto as Exhibit 10.2, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Service Agreement, dated as of April 7, 2023, by and between the Company and Dr. Someit Sidhu.
10.2	Service Agreement, dated as of April 7, 2023, by and between the Company and Verender Badial.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zura Bio Limited

Dated: April 10, 2023
	By:	/s/ Someit Sidhu
Someit Sidhu
Chief Executive Officer